For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Consumer and Business Services
Ministère des Services aux consommateurs et aux entreprises

Ontario Corporation Number
Numéro de la société en Ontario

2063925

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents status entrent en vigueur le

FEBRUARY 2 5 FÉVRIER, 2005

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 3
Business Corporations Act

*Formule 3
Loi sur les sociétés par actions*

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société : (écrire en LETTRES MAJUSCULES SEULEMENT) :

CANEXCO RESOURCES LTD.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) : (écrire en LETTRES MAJUSCULES SEULEMENT) :

NORCANEX RESOURCES LTD.

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

2005, 01, 28

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: or minimum and maximum number of directors is/are:
Nombre d'administrateurs: ou *nombres minimum et maximum d'administrateurs:*

Number or minumum and maximum
Nombre ou *minimum et maximum*

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

To change the name of the Corporation to NORCANEX RESOURCES LTD.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2005-02-24

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

CANEXCO RESOURCES LTD.

(Name of Corporation) (If the name is to be changed by these articles set out current name)
(Dénomination sociale de la société) (Si l'on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle).

By/
Par :

(Signature)
(Signature)

Glen Rochon-President

(Description of Office)
(Fonction)